SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 10, 2003


                               NEXGEN VISION, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                  333-46682              87-0659918
-----------------------------       ------------------      ------------------
(State or other jurisdiction        Commission File No.      IRS Employer
     of incorporation)                                       Identification No.


              1535 Oak Industrial Lane, Suite F, Cumming, GA 30041
              ----------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (770) 886-3200
                                                           --------------

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         NexGen Vision, Inc. (the "Company") has received notification from the Internal Revenue Service ("IRS") that the Company owes $90,000 in Form 941 taxes for the quarter ended June 30, 2003. The Company believes that it also owes a similar amount for the quarter ended September 30, 2003, and one-third of that amount for the month of October 2003, for an estimated total of approximately $200,000, although it could be more. The Company has been unable to determine the exact amount at this time since Mr. Gary Lafferty, the former Chief Executive Officer of the Company, and his wife, continue to refuse to hand over the Company's books and records, financial and otherwise, which we believe they keep at their personal residence.

         We believe the taxes, although withheld by the Laffertys, were never forwarded to the IRS, but used instead to fund additional operations of the Company. The former Chief Financial Officer, Mr. Jack Wissner, has told the Company that he was unaware of what the Laffertys did regarding these taxes until recently, and that this issue, along with others already stated in a previous Form 8-K filed by the Company, precipitated the tendering of his resignation from the Company. Mr. Alberto Burckhardt, the Company's other director, had no information either on this matter until approximately two weeks ago. Additionally, the IRS may place a lien on the Company's assets in order to secure payment of these amounts, and subject the Company to civil fines, penalties and a possible criminal investigation. No proper disclosure was made about these matters on the latest Form 10-QSB filed by the Company when Mr. Lafferty was Chief Executive Officer and Chief Financial Officer of the Company.

         Mr. Gary Lafferty has now been terminated from employment with the Company, effective immediately, for his refusal to cooperate with the Company's investigation. The current management of the Company will forward all pertinent information to the Securities and Exchange Commission for its review.

         In the Company's prior Form 8-K filed on October 14, 2003, with a date of report of October 9, 2003, the Company stated that "A senior officer of CobraVision, Inc. has advised the Burckhardts that as early as November 2002, a major corporation had notified the Company that the process involved in the application of the photochromic lens technology used in the lens casting system to be introduced by the Company was infringing on one or more of this corporation's patents. This has never been disclosed and the matter has not been resolved. According to this person, without this technology the lens casting system is not commercially viable. Additionally, he has asserted to the Burckhardts that although Mr. Lafferty and the Company projected the lens casting system as being ready to launch at trade shows as early as March 2003, it is a research and development project that may be as much as nine months to a year away from being commercially viable. The Company intends to further investigate this information." This information remains the same; however, the term "photochromic lens technology" should have been "in-mold coating technology".

         Recently, the Company has retained the law firm of Adorno and Yoss, P.A., Miami, Florida, to represent it in connection with a possible reorganization of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NEXGEN VISION, INC.



Dated:  November 10, 2003          By: /s/ Hermann Burckhardt
                                   -------------------------------------------
                                   Hermann Burckhardt, Chief Executive Officer


                                       3